Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

July 30, 2025

Rein Therapeutics, Inc.

12407 N. Mopac Expy., Suite 250, #390

Austin, Texas

Re: Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-287342) (the “Registration Statement”) filed by Rein Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, an indeterminate number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) that may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act with an aggregate offering price of up to $150,000,000, as set forth in the Registration Statement and the base prospectus contained therein (the “Base Prospectus,” and together with any amendments or supplements thereto, the “Prospectus”) and (ii) the prospectus supplement, dated July 30, 2025 (the “Prospectus Supplement” relating to the issuance and sale pursuant to the Registration Statement of up to $6,000,000 of shares of Common Stock (the “Shares”).

The Shares are to be issued and sold by the Company pursuant to a pre-paid advance agreement dated as of July 29, 2025 (the “Pre-Paid Advance Agreement”), between the Company and YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”), an affiliate of Yorkville Advisors Global, LP, which is being filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issuance and sale by the Company of the Shares. We have examined and relied upon copies of the Registration Statement and Base Prospectus as filed, and the Prospectus Supplement to be filed, with the Commission. We have also examined and relied upon the Pre-Paid Advance Agreement, the Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the By-laws of the Company (as amended or restated from time to time, the “By-laws”) and minutes of meetings and actions of the stockholders and the Board of Directors (and committees thereof) of the Company as provided to us by the Company and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued and paid for in accordance with the terms and conditions of the Pre-Paid Advance Agreement, the Shares will be validly issued, fully paid and nonassessable.

Rein Therapeutics, Inc.

July 30, 2025

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Shares and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

By: /s/ Wilmer Cutler Pickering Hale and Dorr LLP

WILMER CUTLER PICKERING HALE AND DORR LLP